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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 8, 2000 (except for Notes 1 and 19, as to which the date is November 16th, 2000) relating to the financial statements of Aquila Biopharmaceuticals, which appears in the Current Report on Form 8-K of Antigenics, Inc. dated November 16, 2000, filed on November 30, 2000, as supplemented by the Current Report on Form 8-K/A on January 29, 2001.

/s/  PricewaterhouseCoopers LLP

Boston, Massachusetts
September 17, 2001